UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARCHSTONE-SMITH OPERATING TRUST

(Exact name of registrant as specified in its charter)

Maryland	90-0042860
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9200 East Panorama Circle, Suite 400
Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
NONE	NONE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-144717

Securities to be registered pursuant to Section 12(g) of the Act:

Series O Preferred Units, par value $0.01 per unit

(Title of Class)

Item 1.                Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of the Series O Preferred Units” in the registrant’s Registration Statement on Form S-4 (File No. 333-144717), originally filed with the Securities and Exchange Commission on July 19, 2007, as amended by any amendments to such Registration Statement, and the prospectus related to the securities subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on August 9, 2007, which description is incorporated herein by reference.

Item 2.                Exhibits.

Exhibit Number	Description of Exhibit

3.1

Form of Archstone-Smith Operating Trust Declaration of Trust (incorporated herein by reference to Annex B to the prospectus/information statement contained in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-144717), filed with the Securities and Exchange Commission on August 7, 2007)

3.2

Amended and Restated Bylaws of Archstone-Smith Operating Trust (incorporated herein by reference to Exhibit 4.2 to Archstone-Smith Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2006)

3.3

Amendment No. 1 to Archstone-Smith Operating Trust Bylaws (incorporated herein by reference to Exhibit 3.1 to Archstone-Smith Operating Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2007)

3.4

Form of Designation of the Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O Preferred Units (incorporated herein by reference to Exhibit F to Annex B to the prospectus/information statement contained in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-144717), filed with the Securities and Exchange Commission on August 7, 2007)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  October 4, 2007

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ Caroline Brower
Name: Caroline Brower
Title: Executive Vice President and General Counsel